UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 23, 2003

DIGITAL RIVER, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Item 7.  Financial Statements and Exhibits.

             (c)  Exhibits

             99.1.  Press release dated July 23, 2003 containing financial information for Digital River, Inc. for the quarter and six months ended June 30, 2003 and forward-looking statements relating to Digital River’s performance during 2003.

Item 9.  Regulation FD Disclosure.

             This information, furnished under this “Item 9. Regulation FD Disclosure,” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

             On July 23, 2003, Digital River, Inc., a Delaware corporation (“Digital River”), issued a press release announcing its financial results for the fiscal quarter and six months ended June 30, 2003 and certain other information. A copy of the press release is attached as Exhibit 99.1 hereto. The press release includes “safe harbor” language indicating that certain statements about Digital River’s business and other matters contained in the press release are “forward-looking” rather than “historic.”  The press release also states that a more thorough discussion of certain factors which may affect Digital River’s operating results is included, among other sections, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Digital River’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 which is on file with the SEC and available at the SEC’s website (http://www.sec.gov).

             The attached press release contains certain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. To supplement our consolidated financial statements presented in accordance with GAAP, Digital River has supplied non-GAAP measures of net income, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and segment EBITDA, which are adjusted from results based on GAAP to exclude certain expenses. We believe that these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating results. In addition, because we have historically reported certain non-GAAP results to investors, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. These non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure.

             As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

By:	/s/ Carter D. Hicks
Name: Carter D. Hicks
Title: Chief Financial Officer

Date:  July 23, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 23, 2003.